UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 25, 2017

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.      Entry into a Material Definitive Agreement.

On April 25, 2017,  Corium International, Inc. (the “Company”) and The Procter & Gamble Manufacturing Company (“P&G”) entered into a commercial supply agreement (the “Supply Agreement”), effective May 1, 2017.  Pursuant to the Supply Agreement, the Company will continue to produce and supply to P&G oral care products that are sold under the brand name Crest Whitestrips, at specified pricing levels. The Supply Agreement will remain in effect until March 31, 2022,  absent early termination for material uncured breach.

The foregoing summary of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2017. The Company intends to seek confidential treatment for certain portions of the Supply Agreement pursuant to a Confidential Treatment Request to be submitted to the SEC pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

The Supply Agreement is part of a multi-faceted strategic arrangement between the Company and P&G as described in further detail in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 that was filed with the SEC on December 20, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: May 1, 2017	By:	/s/ Peter D. Staple
Peter D. Staple
Chief Executive Officer

3